UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 18, 2016

KADANT INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11406	52-1762325
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

One Technology Park Drive
Westford, Massachusetts	01886
(Address of Principal Executive Offices)	(Zip Code)

(978) 776-2000
Registrant's telephone number, including area code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

KADANT INC.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the 2016 Annual Meeting held on May 18, 2016, the stockholders voted on the following three proposals:

1.
The stockholders elected two nominees, Messrs. Jonathan W. Painter and William A. Rainville, to the class of directors whose three-year term expires at our annual meeting of stockholders in 2019. The stockholders cast 8,697,600 shares in favor and 153,745 shares against Mr. Painter’s election. In addition, 263,407 shares abstained and 665,428 broker non-votes were recorded, which had no effect on the outcome of the vote. The stockholders cast 8,446,108 shares in favor and 405,058 shares against Mr. Rainville’s election. In addition, 263,586 shares abstained and 665,428 broker non-votes were recorded, which had no effect on the outcome of the vote.

2.
The stockholders approved a non-binding advisory resolution on the executive compensation of the Company’s named executive officers. The stockholders cast 8,696,936 shares in favor and 195,402 shares against this proposal. In addition, 222,414 shares abstained and 665,428 broker non-votes were recorded, which had no effect on the outcome of the vote.

3.
The stockholders ratified the selection of KPMG LLP as the Company’s independent registered accounting firm for the 2016 fiscal year. The stockholders cast 9,546,804 shares in favor and 10,822 shares against this proposal. In addition, 222,554 shares abstained, which had no effect on the outcome of the vote.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KADANT INC.

Date: May 23, 2016	By:	/s/ Michael J. McKenney
Michael J. McKenney Senior Vice President and Chief Financial Officer

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